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                                                                   EXHIBIT 10(z)

                       NATIONAL TRANSACTION NETWORK, INC.

                         DIRECTOR STOCK OPTION AGREEMENT

         National Transaction Network, Inc., a Delaware corporation (the "Company"), hereby grants as of the 26th day of October 1995, to __________________ (the "Director"), an option to purchase 15,000 shares of its Common Stock, $.15 par value (the "Option") at the price of $0.41 per share, on the following terms and conditions:

         1. Grant Under 1995 Director Stock Option Plan. This Option is granted pursuant to and is governed by the Company's 1995 Director Stock Option Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this Option pursuant to the Plan shall be governed by the Plan as it exists on this date. In the event of any conflict between this Agreement and the provisions of the Plan, the Plan shall govern.

         2. Grant as Non-Qualified Option; Other Options. This Option is intended to be a non-qualified option (rather than an incentive stock option), and the Board of Directors intends to take appropriate action, if necessary, to achieve this result. This Option is in addition to any other options heretofore or hereafter granted to the Director by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

         3. Option Price. The exercise price for the shares of Common Stock covered by this Option is $0.41 per share, which represents 100% of the fair market value of one share of Common Stock on October 26, 1995, calculated pursuant to paragraph 4(iii) of the Plan.

         4. Period of Option. This Option shall expire in ten (10) years after the date of grant of this Option on October 26, 2005.

         5. Vesting of Option. This Option shall be fully vested and exercisable immediately as of October 26, 1995.

         6. Non-transferability. This Option shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the Director's lifetime only by him.

         7. Termination of Option Rights. In the event that the Director ceases to be a member of the Board by reason of his death or permanent disability, any unexercised portion of this Option shall be exercisable by the Director (or by the Director's personal representative, heir or legatee, in the event of death, or by the person or persons named in a domestic relations order, as the case may
be) until October 26, 2005.


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                                                                   EXHIBIT 10(z)

         8. Exercise of Option. Subject to the terms and conditions of this Agreement, this Option shall be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to National Transaction Network, Inc., 9 Kane Industrial Drive, Hudson, MA 01749. Such notice shall state the number of shares with respect to which this Option is being exercised and shall be accompanied by payment in full for such shares. The Option price may be paid (a) in United States dollars in cash or by check; (b) in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising this Option or shares subject to the Option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determined in accordance with paragraph 4 of the Plan; or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of this Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise. There shall be no such exercise at any one time as to fewer than one hundred
(100) shares or all of the remaining shares then purchasable by the person or persons exercising this Option, if fewer than one hundred (100) shares. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of this Option, shall register the holder of the Option as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the Director as soon as practicable after payment of the Option price in full. The holder of this Option shall not have any rights of a stockholder with respect to the shares covered by this Option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of this Option. If this Option is exercised by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the owner of the shares or shall be accompanied by a stock power fully executed in blank suitable for purposes of transferring such shares to the Company.

         9. Adjustments Upon Changes in Capitalization and Other Matters. It is the purpose of this Option to encourage the Director to work for the best interests of the Company and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this Option would not be served if such a stock dividend, merger or similar occurrence would cause the Director's rights hereunder to be diluted or terminated and thus be contrary to the Director's interest. The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

         10. Restrictions on Issuance of Shares. Notwithstanding the provisions of paragraphs 3 and 11 of the Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of this Option until one of the following conditions shall be satisfied:


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         (i) The shares with respect to which this Option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

         (ii) counsel for the company shall have given an opinion that such shares are exempt from registration under federal and state securities laws as now in force or hereafter amended; and the company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the company's outstanding common stock is then listed.

         11. Legend on certificates. because the director is an "affiliate" of the company (as defined in rule 144 promulgated under the securities act of 1933), each stock certificate representing shares of common stock issued pursuant to this option shall have affixed thereto a legend substantially in the following form:

              "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SUCH SHARES ARE REGISTERED UNDER THE ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, IS OBTAINED TO THE EFFECT THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

         12. Representations of Director. The Director hereby represents that he has read the Plan, a copy of which is attached hereto as Exhibit A. In addition, by acceptance of this Option, the Director agrees that a purchase of shares under this Option will be made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933, as amended). If requested by the Company, the Director hereby agrees to deliver to the Company upon exercise of this Option, written representations and warranties that are necessary to show compliance with Federal and state securities laws.

         13. Withholding of Taxes. Upon the exercise of this Option, the Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the Director to pay withholding taxes in respect of amounts considered to be compensation includible in the Director's gross income.

         14. Governing Law. The validity and construction of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         15. Notice. Any notice required to be given under the terms of this Option shall be properly addressed to the Company at its principal executive offices, and to the Director at his address set forth below, or at such other address as either of such parties may hereafter designate in writing to the other.


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         16. Enforceability. This Option shall be binding upon the Director, and any direct or indirect transferee, and the estates, personal representatives and beneficiaries of the Director.

         IN WITNESS WHEREOF, the Company and the Director have caused this instrument to be executed, and the Director whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

NATIONAL TRANSACTION NETWORK, INC.

By: ___________________________________

Title:__________________________________

By:___________________________________
     Name
     Address



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